Exhibit 99


   [LOGO]
   ARCA(R)         APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
INCORPORATED       7400 EXCELSIOR BOULEVARD, MINNEAPOLIS MN 55426 (952) 930-9000


FOR IMMEDIATE RELEASE    FOR MORE INFORMATION CONTACT:
                         EDWARD R. (Jack) CAMERON, CEO
                         (952) 930-9000
                         RICHARD G. CINQUINA, EQUITY MARKET PARTNERS
                         (612) 338-0810

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                     REPORTS FIRST QUARTER OPERATING RESULTS

APRIL 23, 2002--MINNEAPOLIS, MN--Appliance Recycling Centers of America, Inc. (OTC BB: ARCI) today reported revenues of $11,699,000 for the first quarter of 2002 ended March 30, an increase of 51% from $7,764,000 in the year-earlier period. Net income came to $238,000 or $0.07 per diluted share, compared to $316,000 or $0.11 per diluted share in the first quarter of 2001.

Edward R. (Jack) Cameron, president and chief executive officer, said: "ARCA's first quarter sales and earnings exceeded our prior financial guidance due to the above-plan performances of our ApplianceSmart and related recycling operations. However, ARCA's first quarter earnings were affected by increased operating expenses, resulting from the past year's growth of our ApplianceSmart network. At the end of this year's first quarter, we were operating 10 ApplianceSmart factory outlets, compared to six at the same time last year. In addition, we opened our latest factory outlet, which serves the Columbus, Ohio, market, in March, and the expenses associated with that store opening were incurred largely in this year's first quarter."

Cameron added: "The strong retail sales at our ApplianceSmart operation were attained amid the seasonally softest period of the year for appliance sales and the continued weakness in the U.S. economy. As a result, we view ApplianceSmart's solid first quarter results as further evidence of growing market acceptance of our special-buy retail concept. Our ApplianceSmart operation also is benefiting from last year's addition of the Maytag and Frigidaire lines of appliances, which have significantly expanded consumer choice at our factory outlets."

Same-store ApplianceSmart sales, a comparison of the five factory outlets open during the complete first quarters of 2002 and 2001, increased 13%. Total retail sales increased 55% in the first quarter from the year-earlier period and accounted for 63% of total first quarter sales.

Appliance recycling revenues increased 43% in the first quarter of 2002 versus the year-earlier period, due primarily to strong recycling volumes generated by the California Public Utilities Commission's (CPUC) recycling program that runs through August 2002. Plans for a 2002 statewide recycling program to be administered by Southern California Edison Company are currently being reviewed by California regulatory authorities.

The Company is forecasting second quarter earnings of $0.22 to $0.27 per diluted share, compared to $0.13 per share in last year's second quarter, paced by the strength of its appliance retail and recycling operations. The CPUC recycling program is scheduled to end in this year's third quarter. Reflecting temporarily reduced concerns about energy shortages, the 2002 Edison program--assuming it is approved--would be ARCA's primary source of recycling revenues after August. During the same period of 2001, at the height of the California energy crisis, ARCA was handling appliance recycling for three residential energy conservation programs. Consequently, as previously reported, ARCA currently anticipates reduced recycling volumes for full-year 2002. Full-year earnings will also be affected by increased investment in the ApplianceSmart retail network as part of the effort to accelerate the pace by which outlets open for under one year attain profitability. Given these factors, the Company is forecasting full-year earnings of $0.35 to $0.45 per diluted share, compared to $0.86 per share in 2001. The Company is pursuing a number of potentially significant recycling opportunities in other parts of the nation that, if received in a timely manner, could have a positive impact on ARCA's 2002 operating results.

ABOUT ARCA

Through its ApplianceSmart (www.ApplianceSmart.com) operation, ARCA is one of the nation's leading retailers of special-buy household appliances, primarily those manufactured by Whirlpool Corporation. These special-buy appliances, which include close-outs, factory overruns and scratch-and-dent units, typically are not integrated into the manufacturer's normal distribution channel.

ApplianceSmart sells these virtually new appliances at a discount to full retail, offers a 100% money-back guarantee and provides warranties on parts and labor. As of April 2002, ApplianceSmart was operating ten factory outlets: four in the Minneapolis/St. Paul market; three in the Columbus, Ohio, market; two in the Dayton, Ohio, market; and one in Los Angeles. ARCA is also one of the largest recyclers of major household appliances for the energy conservation programs of electric utilities.


                                      # # #


--------------------------------------------------------------------------------
Statements about ARCA's outlook are forward-looking and involve risks and uncertainties, including but not limited to: the strength of recycling programs, the growth of appliance retail sales, the speed at which individual retail stores reach profitability, and other factors discussed in the Company's filings with the Securities and Exchange Commission.
--------------------------------------------------------------------------------


Visit our web site at www.arcainc.com
                      ---------------

APPLIANCE RECYCLING CENTERS OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
First Quarter 2002 Results
(000'S OMITTED EXCEPT FOR SHARE AMOUNTS)
(Unaudited)

                                                                   THREE MONTHS ENDED
                                                                   ------------------
                                                                MARCH 30       March 31
                                                                  2002           2001
                                                               ----------     ----------
REVENUES
  Retail                                                       $    7,337     $    4,728
  Recycling                                                         4,100          2,866
  Byproduct                                                           262            170
                                                               ----------     ----------
     Total revenues                                            $   11,699     $    7,764

COST OF REVENUES                                                    7,725          4,610

                                                               ----------     ----------
  Gross profit                                                 $    3,974     $    3,154

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                          3,319          2,390
                                                               ----------     ----------
  Operating income                                             $      655     $      764

OTHER INCOME (EXPENSE)
  Other income                                                          7             21
  Interest expense                                                   (265)          (240)

                                                               ----------     ----------
  Income before provision for income taxes                     $      397     $      545

PROVISION FOR INCOME TAXES                                            159            229

                                                               ----------     ----------
  NET INCOME                                                   $      238     $      316
                                                               ==========     ==========

  BASIC INCOME PER COMMON SHARE                                      0.10           0.14
                                                               ==========     ==========

  DILUTED INCOME PER COMMON SHARE                                    0.07           0.11
                                                               ==========     ==========

  BASIC WEIGHTED AVERAGE NO. OF COMMON SHARES OUTSTANDING           2,311          2,287
                                                               ==========     ==========

  DILUTED WEIGHTED AVERAGE NO. OF COMMON SHARES OUTSTANDING         3,310          2,863
                                                               ==========     ==========